EXHIBIT 99.1

CERTIFICATION

     The undersigned officers of the registrant certify that the Amendment Number 1 to Quarterly Report on Form 10-Q/A for the quarterly period ending March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)) and that information contained in this report fairly presents, in all material respects, the financial condition and results of operation of the registrant.

Date: October 16, 2003	/s/ Philip S. Tabbiner Philip S. Tabbiner President and Chief Executive Officer

Date: October 16, 2003	/s/ William L. Ginna, Jr. William L. Ginna, Jr. Executive Vice President and Chief Financial Officer

Date: October 16, 2003	/s/ Frederick D. Sancilio Frederick D. Sancilio Executive Chairman